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                                                                    EXHIBIT 23.2
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our reports incorporated by reference in this Registration Statement on Form S-8 relating to PROVANT, Inc. dated August 24, 1998, for Provant, Inc. dated January 9, 1998, Behavioral Technology, Inc. dated January 9, 1998, Decker Communications, Inc. dated January 9, 1998, J. Howard & Associates, Inc. dated April 3, 1998, Robert Steinmetz, Ph.D., and Associates, Inc., d/b/a Learning Systems Sciences, dated April 3, 1998, MOHR Retail Learning Systems, Inc. dated January 9, 1998, Novations Group, Inc. dated January 9, 1998, and Star Mountain, Inc. dated April 3, 1998 included in the previously-filed Registration Statement on Form S-1 (No. 333-46157).


                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
August 24, 1998